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                                    EXHIBIT 10.7

                               SPLIT-DOLLAR AGREEMENT

     THIS AGREEMENT made and entered into as of the 12th day of July, 1995, by and among: (a) Decatur Corporation, an Iowa corporation (hereinafter referred to as the "Corporation"); and (b) Daniel A. Hamann, Esther Hamann Brabec, and Julie Hamann Bunderson (hereinafter collectively referred to as the "Owner").

                                      RECITALS

     A. Deryl F. Hamann (the "Employee"), is employed as President of the Corporation.

     B. The Employee wishes to provide life insurance protection for his family, under a policy of life insurance (hereinafter referred to as the "Policy"), insuring his life (the "Insured"), which Policy is described in Exhibit A attached hereto and by this reference made a part hereof and which was or will be issued by Phoenix Home Life Insurance Co. (hereinafter referred to as the "Insurer").

     C. The Corporation is willing to pay a portion of the premiums due on the Policy as an additional employment benefit for the Employee, which the Owner agrees to repay to the Corporation, on the terms and conditions hereinafter set forth.

     D. Owner is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy.

     E. The Owner will assign the death benefit under the policy to the Corporation as security for the repayment of the amounts which the Corporation will contribute toward the payment of the premiums due on the policy.

                                     AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

     1. PURCHASE OF POLICY. The Owner has purchased the Policy from the Insurer in the total face amount of One Million Dollars ($1,000,000.00). The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement

     2. OWNERSHIP OF POLICY. The Owner shall be the sole, exclusive and absolute

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owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as otherwise provided in this Agreement. This shall include, but not be limited to, the right to designate beneficiaries, select settlement and dividend options, borrow on the security of the Policy, and to surrender the Policy. All such rights may be exercised by the Owner without the Corporation's consent.

     3. POLICY DIVIDENDS. The dividends declared by the Insurer on the Policy will be applied to purchase additional paid-up insurance on the life of the Employee, or surrendered to pay policy premiums.

     4.   PAYMENT OF PREMIUMS.

          a. The annual economic benefit to the Employee shall be an amount measured by the lower of the Internal Revenue Service Table P.S. 58 rates, set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or the Insurer's current published premium rate for annually renewable term insurance for standard risks (hereinafter referred to as the "Employee's portion of the premium.")

          b. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium.

          c. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of the insurance protection provided the Owner as the Policy beneficiary.

     5.   REPAYMENT TO THE CORPORATION.

          a. The Owner must repay to the Corporation an amount equal to the total amount of the Corporation's portion of the premiums paid by the Corporation hereunder, less any amounts previously repaid to the Corporation by the Owner. This repayment must be made in accordance with Paragraphs 6 and 8 of this Agreement.

          b. The Owner will collaterally assign the death benefit under the insurance policy to the Corporation as security for repayment of the Corporation's portion of the premiums paid by the Corporation hereunder, less any amounts previously repaid to the Corporation by the Owner.

     6.   DEATH CLAIMS.

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          a.   When the Employee dies, the Corporation shall receive from the death benefits provided under the Policy, the total amount paid by the Corporation hereunder pursuant to Paragraph 4(a) of this Agreement as the Corporation's portion of the premiums, less any amounts previously repaid to the Corporation by the Owner. The receipt of this amount by the Corporation will constitute satisfaction of the obligation to the Corporation pursuant to Paragraph 5 of this Agreement.

          b. When the Employee dies, the Owner shall receive the amount of the death benefits provided under the Policy in excess of the amount payable to the Corporation pursuant to subparagraph (a) of this Paragraph. This amount will be paid under the settlement option elected by the Owner.

     7. TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME. This Agreement shall terminate upon the occurrence of any of the following events:

          (a)  total cessation of the Corporation's business;

          (b)  upon written notice by any party to the other parties hereto;

          (c)  bankruptcy, receivership or dissolution of the Corporation;

          (d) upon the election of any party, if either the Corporation or the Owner fails for any reason to make the contribution of or payment of, any premium due on the Policy, provided that such election must be made within ninety days after the failure to make the required contribution occurs;

          (e) full repayment by the Owner of the contributions made by the Corporation pursuant to Paragraph 4 of this Agreement, at which time the Corporation will be required to release the collateral assignment of the policy death benefit made by the Owner pursuant to Paragraph 5 of this Agreement.

     8. DISPOSITION OF POLICY ON TERMINATION OF AGREEMENT. If this Agreement is terminated under subparagraphs 7(a), 7(b), 7(c) or 7(d) of this Agreement, the Owner will have thirty days in which to repay the Corporation the amount which it has contributed toward payment of the premiums due on the Policy (less any amounts previously repaid to the Corporation by the Owner). Upon receipt of this amount, the Corporation shall release the collateral assignment of the policy death benefit. If the amount to which the Corporation is entitled hereby has not been repaid within this thirty day period, the Corporation may enforce its rights against the Owner in any way it deems fit.

     9. INSURER NOT A PARTY. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In

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no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy.

     10. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

          a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement.

          b. (1) CLAIM. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant') may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the Secretary of the Corporation at its then principal place of business.

               (2) CLAIM DECISION. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety
     (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety
     (90) days for reasonable cause.

               If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

               (3) REQUEST FOR REVIEW. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Treasurer of the Corporation review the determination of the Corporation. Such request must be addressed to the Treasurer of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination within such sixty (60) day period, he shall be barred and estopped

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     from challenging the Corporation's determination.

               (4) REVIEW OF DECISION. Within sixty (60) days after the Treasurer's receipt of a request for review, a review will be made of the Corporation's determination. After considering all materials presented by the Claimant, the Treasurer will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

     11. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and to the Owner and their respective successors and assigns.

     13. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

     14. GOVERNING LAW. This Agreement, and the rights of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Iowa.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in triplicate, as of the 12th day of July, 1995.

                                       Decatur Corporation,
                                       the "Corporation"

                                       By: /s/ Daniel A. Hamann
                                           ----------------------------------
                                       Its: Vice President
                                           ----------------------------------
ATTEST:

/s/ Lawrence E. Ziska, Jr.
----------------------------------
Secretary

                                       /s/ Daniel A. Hamann
                                       ----------------------------------
                                       Daniel A. Hamann

                                       /s/ Esther Hamann Brabec
                                       ----------------------------------
                                       Esther Hamann Brabec

                                       /s/ Julie Hamann Bunderson
                                       ----------------------------------
                                       Julie Hamann Bunderson


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                                     EXHIBIT A

     The following life insurance policy is subject to the attached Spit-Dollar Agreement:

Insurer:            Phoenix Home Life Insurance Co.

Insured:            Deryl F. Hamann

Policy Number:      2679389

Face Amount:        $1,000,000.00

Dividend Option:    dividends used to purchase paid-up additions

Date of Issue:      June 8, 1995